4th Quarter Earnings January 17, 2025 Exhibit 99.3

2 2024 Overview Continue to deliver consistent, sustainable long-term performance (1) Non-GAAP, see appendix for reconciliation. (2) Peers include CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION. Key Performance Metrics 4Q24 FY24 Reported Adjusted(1) Reported Adjusted(1) Net Income Available to Common Shareholders $508M $1,774M Diluted Earnings Per Share $0.56 $1.93 Total Revenue $1,815M $1,845M $7,083M $7,291M Non-Interest Expense $1,038M $1,029M $4,242M $4,227M Pre-Tax Pre-Provision Income(1) $777M $816M $2,841M $3,064M Efficiency Ratio 56.8% 55.4% 59.5% 57.6% Net-Charge Offs / Avg Loans 0.49% 0.49% 0.47% 0.47% Highlights • Top-quartile ROATCE(1) of 18% FY24 and 19% 4Q24 vs peer group(2) • Continued focus on disciplined capital allocation and risk-adjusted returns • Benefiting from loyal customer base, attractive footprint & diverse balance sheet with solid capital, robust liquidity and prudent credit risk management • Strategically investing in technology, talent and markets to drive growth and generate efficiencies • Well positioned for growth in 2025 and beyond

Positioned For Growth

Home field advantage in the southeast…Building trust & serving clients for over 170 years

GENERATING **Consistent Sustainable Long-term Performance**

Strong Growth Alongside Strong Markets

Winning in Core Markets

~70% | Top 5 Market share in ~70% of CBSAs across 15-state footprint[1]

Rising Rate Deposit Growth /Cost



29%
55%
43%
19%
Regions
Peer Median
Deposit Growth (2)
Int-Bearing Deposit Beta (3)

Strong Profitability/Returns Supported by:

- ☑ Low Cost Core Deposits
- ☑ Strong Brand
- ☑ Loyal Customer Base
- ☑ Employer / Bank of Choice

Priority Market Growth Opportunities[4]

Investing for Future Growth Opportunity

Proven Track Record of Success

6 of 8 | Priority Markets[4] Gaining Share since 2019

$12.5B | Deposit Growth in Priority Markets[4] since 2019

$1.5T

Deposit Opportunity (RF $38B)[6]



'24-'26 ~3x Population CAGR[5]



1.14%
0.75%
0.38%
US
Regions Footprint
Priority Markets

50% vs. 34%

Regions Deposit Growth[4] since '19 Outpacing Market

(1) FDIC Deposit Data. CBSA = Core-Based Statistical Area. (2)Source: SEC reporting. Balance changes cover 4Q19 to 3Q24 (peer data not yet available for 4Q24). Peer balances have been adjusted for merger & acquisition activity: CFG, FHN, HBAN, MTB, PNC, USB. Other peers include CMA, FITB, HWC, KEY, SNV, TFC, ZION. (3) Source: SEC reporting. Rising rate interest-bearing deposit beta measured from 4Q21 to 3Q24. Peers include CFG,CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, TFC, USB, ZION as reported. (4) Priority markets include: Tampa, Orlando, Miami/SFL, Houston, Dallas/FW, Nashville, Atlanta, and Huntsville. (5) Data Source: Moody's. (6) RF Deposits in Priority Markets as of June 2024. Data Source: FDIC Deposit Data.

REGIONS | 3

Positioned For Growth

Investing in people, enabled with technology in markets with highest opportunity to achieve long-term growth targets

GENERATING
Consistent Sustainable Long-term Performance

Investing in Banker Expansion

Over the next 3 years, will invest in Talent across the Footprint in key areas of opportunity: By hiring and converting skilled Bankers with local market expertise

Commercial and Middle Market

Associates

~50	Increase in Commercial and Middle Market Relationship Managers
~10	Incremental Treasury Management Bankers

Consumer and Wealth

~300	Reskilling Branch Sales Bankers to Focus on Small Business Opportunities
~300	Reallocating Branch Bankers to Optimized Markets with Greatest Growth Potential
~50	Incremental Mortgage Loan Originators
~30	Incremental Wealth Associates

Market Opportunity

- ☑ Largest Opportunity
- ☑ Most Growth Potential
- ☑ Strongest Economies
- ☑ Highest Investment

Coverage Expansion in Priority Markets



Investments in Technology

Personalization Powered by AI

- ☑ CashFlowIQ[1]
- ☑ CashFlow Advisor[2]
- ☑ SmallBusinessIQ[3]
- ☑ Mortgage Analytics Pro[4]

- ☐ Core Modernization
- ☐ Enhanced Mobile & Digital Experience

Small Business Opportunity

~12M

~5M in priority markets

Small Business Companies in Regions' Footprint (~400k RF customers today driving $2.6B or 30% avg. deposit growth since '19; $1.1B or 41% within priority growth markets)[5][6]

(1) Provides bill payment, accounts payable and receivable, and invoice generation – streamlining all the tools needed to run a business. (2) Provides real-time cash management analysis for clients. (3) Identifies personalized solutions for small business owners. (4) Insights for mortgage lending officers. (5) Small Business defined as companies with $0M-$5M in annual revenue. Growth represents average deposit FY19 through FY24. (6) Dunn & Bradstreet.

REGIONS | 4

5 $98.4 $96.8 $96.7 $64.9 $63.6 $63.5 $33.5 $33.2 $33.2 4Q23 3Q24 4Q24 $98.3 $97.0 $96.4 $64.9 $63.8 $63.2 $33.4 $33.2 $33.2 4Q23 3Q24 4Q24 Average Loans & Leases ($ in billions) Business LoansConsumer Loans Ending Loans & Leases ($ in billions) Loans QoQ Highlights & Outlook • Avg and ending loans declined modestly on a QoQ basis • Avg business loans decreased modestly; Customers carrying more liquidity & utilization rates remain below historic levels • Pipelines and commitments are trending up; Anticipate growth in 2H25 • Avg consumer loans remained stable as modest growth in credit card was offset by declines in other categories • Expect 2025 average loan balances to be up ~1% compared to 2024 as growth in C&I is expected to be partially offset by declines in CRE

6 QoQ Highlights & Outlook • Ending and average deposits grew modestly QoQ, consistent with normal year-end seasonality • Commercial deposit growth driven primarily by public funds clients' year-end tax inflows; Expect reversion in 1Q, partially offset by consumer deposit growth from tax refunds • NIB mix has remained steady in the low 30% range, despite modest growth in IB commercial deposits • Anticipate overall balances to grow modestly after 1Q • Expect 2025 average deposits to be relatively stable compared to 2024 $127.8 $126.4 $127.6 $80.0 $78.9 $78.6 $36.9 $37.0 $38.4 $7.7 $7.5 $7.7 $3.2 $3.0 $2.9 4Q23 3Q24 4Q24 $126.4 $126.0 $126.5 $79.4 $78.9 $78.5 $36.3 $36.9 $37.4 $7.7 $7.4 $7.5 $3.0 $2.8 $3.1 1.41% 1.60% 1.47% 4Q23 3Q24 4Q24 (1) Other deposits represent non-customer balances primarily consisting of wholesale funding (for example, Eurodollar trade deposits, selected deposits and brokered time deposits). (2) IB deposit costs were 2.34%, 2.34%, and 1.81% in 3Q24, 2Q24, and 3Q23, respectively. Average Deposits by Segment ($ in billions) Deposits Deposit trends are stabilizing Wealth Mgt Other(1) Consumer Bank Corporate Bank Ending Deposits by Segment ($ in billions) Total Deposit Costs (2)

7 • NII +1% QoQ; NIM increased +1bps to 3.55% ◦ Cash increase partially from higher seasonal deposits reduced NIM by -3bps linked quarter • Benefits from hedging and lower deposit costs offset contractual floating rate exposure (i.e., loans, cash, borrowings) • Elevated long-term interest rates increase new production fixed-rate asset yields • Sold ~$700M of securities at $30M pre-tax loss(3); Reinvested proceeds at higher market yields Securities Reposition $1,218 $1,230 Hedges (1) Market rate impacts include contractual loan, cash and borrowings repricing; fixed asset turnover at higher market rates; and securities premium amortization net discount accretion. (2) Other from higher average cash balance (negative impact on NIM), favorable seasonal HR asset dividends, favorable credit related interest recoveries, and unfavorable lower loan balances. (3) See appendix for comprehensive securities repositioning details. Market Rates(1) 4Q24 3Q24 +9bps 0bps-22bps +$32M +$5M-$75MNII NIM NII & Margin Performance NII protected from falling short-term rates; growth from steeper curve/securities repositioning Other(2) +$5M +1bps $1,244 $1,230 $1,243 3.60% 3.54% 3.55% 4Q23 3Q24 4Q24 NII NIM +$12M +1bps Deposit Cost/Mix FTE NII and NIM ($ in millions) NII Attribution ($ in millions) Drivers of NII and NIM +13bps +$45M Market Rate Impacts - fully protected from Fed cuts 2.34% 2.13% 2.37% 2.07% Qtrly Int-Bearing Rates Mnthly Int-Bearing Rates 3Q24 4Q24 2.00% 2.10% 2.20% 2.30% 2.40% Interest-bearing Deposit Cost Trend 4Q interest-bearing deposit beta = 34% (36% excl. growth in higher yielding deposit types)

2025 NII[1] Expected Range and Assumptions

NII expected to grow in 2025 from asset turnover at elevated rates, more normal banking environment

GENERATING **Consistent Sustainable Long-term Performance**

- ***Expectation:*** NII expected to continue growth trend in 2025, with fixed-rate asset turnover at elevated rate levels as the primary driver
  - 1Q25 NII to decline modestly vs 4Q24, from fewer days, seasonally lower deposits, 4Q24 nonrecurring items[2]
  - 2025 NII expected to grow between 2 – 5%; NIM increase to 3.60% by 4Q25
- ***Interest Rate Position:*** Mostly *neutral* to short-term interest rate changes (i.e., FOMC rate moves) assuming near-term mid-30% interest-bearing deposit beta
  - $12-$14B fixed rate asset production[3] with 1.5% to 1.75% yield benefit; better w/ higher rates/steeper curve

+5% Upper End

- Higher long-term interest rates / steeper yield curve (compared to 12/31/2024 forwards)
- Accelerating loan and/or deposit growth
- Falling rate deposit beta above mid-30%s; increasing non-interest bearing deposit mix

Base Case

- 12/31/2024 forward rates - ~4.50% 10 year U.S. Treasury yield and two fed funds cuts
- Average loan balances up ~1% and relatively stable deposits
- Mid-30%s int-bearing deposit beta; Non-interest bearing deposit mix stable in the low-30%s

+2% Lower End

- Lower long-term interest rates / flatter yield curve (compared to 12/31/2024 forwards)
- Declining loan and/or deposit balances
- Falling rate deposit beta below mid-30%s; decreasing non-interest bearing deposit mix

(1) NII represents non-FTE Net Interest Income. (2) 4Q24 nonrecurring items: seasonal HR asset dividends and favorable credit related interest recoveries. (3) Includes blend of fixed rate loan production and securities reinvestment.

** No additional strategic/in-organic balance sheet changes included in 2025 expectations (e.g. securities repositioning).

REGIONS | 8

Non-Interest Income

GENERATING
Consistent Sustainable
Long-term Performance

Non-Interest Income
($ in millions)



$580
$572
$585
4Q23
3Q24
4Q24

Adj. Non-Interest Income[1]
($ in millions)



$581
$650
$615
4Q23
3Q24
4Q24

($ in millions)	4Q24	Change vs 3Q24	Change vs 4Q23
Service charges	$155	(1.9)%	8.4%
Wealth management income	126	(1.6)%	7.7%
Card and ATM fees	113	(4.2)%	(11.0)%
Capital markets (Ex CVA/DVA)	98	5.4%	84.9%
Mortgage income	35	(2.8)%	12.9%

QoQ Highlights & Outlook

- NIR increased ~2% on a reported basis and included $30M pre-tax loss on securities repositioning in 4Q vs $75M in 3Q; NIR decreased ~5% on an adjusted[1] basis
- Service charges, Wealth Management, Card and ATM fees, and Mortgage income were all modestly lower in 4Q, partially offset by an increase in Capital Markets
- Market value adjustments on employee benefit assets were a negative $5M in 4Q vs a positive $13M in 3Q; These market valuation changes are offset in NIE (S&B and Other NIE)
- Capital Markets, Treasury Management and Wealth Management all generated record revenue in 2024
- Expect Capital Markets revenue to reach ~$100M quarterly run-rate over time; Near-term projections ~$80 – $90M
- Expect FY25 adjusted non-interest income to grow between 2 – 4% vs PY[2]

(1) Non-GAAP; see appendix for reconciliation. (2) Expectations assume no impact from pending debit interchange and overdraft proposals.

REGIONS | 9

Non-Interest Expense

GENERATING
Consistent Sustainable
Long-term Performance



Non-Interest Expense
($ in millions)
$1,185
$1,069
$1,038
65.0%
59.3%
56.8%
4Q23
3Q24
4Q24
Non-interest expense
Efficiency ratio



Adj. Non-Interest Expense(1)
($ in millions)
$1,038
$1,069
$1,029
$53
56.9%
56.9%
55.4%
4Q23
3Q24
4Q24
Adjusted non-interest expense(1)
Incremental operational losses
Adjusted efficiency ratio(1)



Adj. Non-Interest Expense(1)
($ in millions)
2.8% CAGR
$3,387 $3,419 $3,434 $3,443 $3,541 $3,698 $3,886 $4,262 $4,227
$135
$22
2016 2017 2018 2019 2020 2021 2022 2023 2024
Adjusted non-interest expense(1)
Incremental operational losses
Include expenses associated with acquisitions(2)

QoQ Highlights & Outlook

- NIE decreased ~3% on a reported basis and ~4% on an adjusted basis,[1] with declines in S&B and Visa Class B shares where 3Q litigation escrow funding did not repeat
- Salaries & benefits decreased ~4% due primarily to the reversal of HR related asset valuations offset in NIR
- 1Q25 S&B will include seasonal increases vs 4Q: 401(k) matching reset ~$12M, Payroll tax reset ~$17M, and Merit (effective March 1st) ~$3M
- Committed to prudent expense management, focusing on largest categories - S&B, occupancy and vendor spend
- Expect FY25 adjusted NIE (inclusive of investments) to be up approximately 1 – 3%; Expect to generate positive operating leverage

(1) Non-GAAP; see appendix for reconciliation. (2) 2Q20 acquisition of Ascentium Capital and 4Q21 acquisitions of EnerBank, Sabal Capital Partners, and ClearSight Advisors.

REGIONS | 10

Asset Quality

Customers remain healthy - Credit Metrics within expectations

GENERATING
Consistent Sustainable Long-term Performance

Net Charge-Offs[1]



$132
$117
$119
0.54%
0.48%
0.49%
0.39%
0.48%
0.49%
4Q23
3Q24
4Q24
NCOs
Adjusted NCOs Ratio
NCOs Ratio

Non-Performing Loans (NPLs)[1]



$805
$821
$928
0.82%
0.85%
0.96%
4Q23
3Q24
4Q24
NPLs - excluding LHFS
NPL/Loans

Allowance for Credit Losses (ACL)[1]



$1,700
$1,728
$1,729
211%
210%
186%
1.73%
1.79%
1.79%
4Q23
3Q24
4Q24
ACL
ACL/Loans
ACL/NPLs

QoQ Highlights & Outlook

- 4Q annualized NCOs totaled 49bps, increasing 1bp LQ driven primarily by loans in previously identified portfolios of interest; FY NCOs were 47bps
- NPLs increased 11bps to 96bps due primarily to loans in previously identified portfolios of interest; This metric remains below our pre-pandemic historical average of 107bps; Business services criticized loans remained stable
- Provision was approximately equal to NCOs at $120M with the resulting ACL ratio unchanged at 1.79%
  - ACL on Office Portfolio increased to 7.5%; Remain confident about composition of Office Portfolio
- "Through-the-cycle" NCO range remains 40-50bps; Expect FY25 NCOs to be toward the upper end of this range attributable primarily to credits within previously identified portfolios of interest that are already reserved for (1H25 NCOs expected to be higher than 2H25)

(1) $ in Millions.

REGIONS | 11

Capital and Liquidity

GENERATING
Consistent Sustainable
Long-term Performance

Tier 1 Capital Ratio[1]


11.6%
12.0%
12.2%
4Q23
3Q24
4Q24

Common Equity Tier 1 Ratio[1]


10.3%
10.6%
10.8%
4Q23
3Q24
4Q24

Total Liquidity Sources

Position ($B) as of	3Q24	4Q24
Cash at the Federal Reserve[2]	$ 7.8	$ 7.7
Unencumbered Investment Securities[3]	25.2	23.1
Federal Home Loan Bank Availability	8.3	10.2
Discount Window Availability	20.9	21.6
Total	$ 62.2	$ 62.6

QoQ Highlights & Outlook

- Declared 4Q common dividends of $226M and executed $58M in share repurchases
- Dividend payout target of 40-50% of earnings
- In near term, will manage adjusted CET1[1][4] (inclusive of AOCI) closer to 9.25 – 9.75% operating range
- Common book value per share of $17.77 and Tangible common book value per share[4] of $11.42, a 4% and 6% increase respectively YoY
- Total Liquidity Sources well above required levels as informed by internal liquidity stress testing; Fed cash expected to remain relatively stable at these levels
- Including capacity at the discount window, liquidity to uninsured deposits ratio is ~184%[5]

(1) Current quarter ratios are estimated. (2) Fed master account closing balance only. Does not include other small in transit / processing items included in Call Report or SEC reports. (3) Unencumbered Investment Securities comprise securities that are eligible as collateral for secured transactions through market channels or are eligible to be pledged to the Federal Home Loan Bank, the Federal Reserve Discount Window, or the Standing Repo Facility. (4) Non-GAAP; see appendix for reconciliation. (5) This ratio excludes intercompany and secured deposits.

REGIONS | 12

CET1 Under Basel III Endgame

GENERATING **Consistent Sustainable Long-term Performance**

Basel III Endgame Update

- Basel III Endgame has yet to be finalized but expect AOCI to be included in Regulatory Capital
- CET1 inclusive of AOCI declined linked-quarter given higher interest rates, somewhat offset by capital accretion and volatility management activities in the quarter
    - CET1 adjusted to include AOCI at 12/31 fell 30 bps to an estimated 8.8%(2)
    - ***In the near term, expect to manage CET1 inclusive of AOCI closer to 9.25% - 9.75% Operating Range; Creates meaningful flexibility***

Volatility Management

- ***Reclassified Available-for-Sale securities into Held-to-Maturity*** to reduce volatility; ~14% of portfolio in HTM at year-end
    - $2.0B in 4Q24; $2.5B in 3Q24
    - Added $2.0B AFS swaps
- Over time, we will consider additional actions to further manage AOCI volatility:
    - Held-to-Maturity
    - Derivative Hedging
    - Asset Selection

Common Equity Tier 1



10.3%
10.4%
10.6%
10.8%
Operating Range | 9.25% - 9.75%
8.2%
8.2%
9.1%
8.8%
1Q24
2Q24
3Q24
4Q24
(1)
(2)
Reported CET1 Ratio
Adjusted CET1 Inclusive of AOCI
Operating Range

(1) Current quarter ratio is estimated. (2) Non-GAAP; see appendix for reconciliation.

REGIONS | 13

2025 Expectations

GENERATING Consistent Sustainable Long-term Performance

FY 2025 Expectations	
Net Interest Income (vs. 2024 of $4,818)[3]	up 2 – 5%
Adjusted Non-Interest Income (vs. adjusted 2024 of $2,473)[1][2]	up 2 – 4%[4]
Adjusted Non-Interest Expense (vs. adjusted 2024 of $4,227)[1][2]	up 1 – 3% (Inclusive of investments)
Average Loans (vs. 2024 of $97,036)	up ~1%
Average Deposits (vs. 2024 of $126,615)	relatively stable
Net Charge-Offs / Average Loans	40 – 50 bps (Expect to be toward upper end)
Effective Tax Rate	20 – 21%

Expectations for 1Q25 & Beyond[3]

- NII expected to continue growth trend in 2025, with fixed-rate asset turnover at elevated rate levels as the primary driver
  - 1Q25 NII to decline modestly vs 4Q24
- NIM increase to 3.60% by 4Q25
- Expect Capital Markets quarterly revenue to be ~$80-$90M in the near-term
- Expect to generate FY positive operating leverage in 2025
- In the near term Expect to manage adjusted CET1[1] (inclusive of AOCI), closer to our 9.25 – 9.75% operating range

(1) Non-GAAP, see appendix for reconciliation of 2024 amounts. (2) Due to the complexity and inherent difficulty in forecasting the occurrence and the financial impact of various items that have not yet occurred, are out of the Company's control or cannot be predicted without unreasonable effort, a reconciliation of these forward-looking non-GAAP measures to their most directly comparable GAAP financial measures has not been provided. The reconciliation of these forward-looking non-GAAP financial measures to their comparable GAAP financial measures following the end of 2025 is expected to be consistent with the historical reconciliation of such measures. (3) Expectations assume forward market rates as of 12/31/2024. (4) Expectations assume no impact from pending debit interchange and overdraft proposals.

REGIONS | 14

Appendix

16 Selected Items Impact Fourth Quarter 2024 Highlights (1) Non-GAAP, see appendix for reconciliation. (2) Based on income taxes at an approximate 25% incremental rate. ($ amounts in millions, except per share data) 4Q24 QoQ Change YoY Change Net interest income $ 1,230 1.0% (0.1)% Provision for (benefit from) credit losses 120 6.2% (22.6)% Non-interest income 585 2.3% 0.9% Non-interest expense 1,038 (2.9)% (12.4)% Income before income taxes 657 8.1% 39.5% Income tax expense 123 4.2% 53.8% Net income 534 9.0% 36.6% Preferred dividends 26 (40.9)% 8.3% Net income available to common shareholders $ 508 13.9% 38.4% Diluted EPS $ 0.56 14.3% 43.6% Summary of Fourth Quarter Results (amounts in millions, except per share data) 4Q24 Pre-tax adjusted items(1): Securities gains (losses), net $ (30) FDIC insurance special assesment 2 Salary and employee benefits—severance charges (10) Branch consolidation, property & equipment charges (1) Total pre-tax adjusted items(1) $ (39) Diluted EPS impact(2) $ (0.03)

Growth in Digital

GENERATING **Consistent Sustainable Long-term Performance**

Digital Usage

Mobile Banking Active Users *(Millions)*[1]



+9%
2.40
2.56
2.62
4Q22
4Q23
4Q24

Mobile Banking Log-Ins *(Millions)*



+17%
161
181
188
4Q22
4Q23
4Q24

Customer Transactions[2][3]



Non-Digital
Digital
29%
71%
26%
74%
24%
76%
4Q22
4Q23
4Q24

Sales & Transactions

Consumer Checking Sales by Channel[4]



2%
76%
22%
2%
75%
23%
1%
77%
22%
4Q22
4Q23
4Q24
Digital
Branch
Contact Center

Digital Credit Card Sales *(Accounts in Thousands)*[5]



+21%
2.9
6.0
3.5
4Q22
4Q23
4Q24

Deposit Transactions by Channel



44.7%
32.9%
22.3%
44.7%
31.4%
23.9%
44.1%
31.4%
24.5%
4Q22
4Q23
4Q24
Branch
Mobile
ATM

Zelle Transactions (Millions)



+49%
3.44
4.28
5.13
4Q22
4Q23
4Q24

Customer Satisfaction

Mobile App



Regions
GET
Ratings & Reviews
See All
4.8
out of 5
Tap to Rate:

Average 4.8 out of 5 rating from iOS app store users

Online Banking[6]

#1 in Customer Satisfaction for Regional Bank Online Experiences for four of the past five years



J.D. POWER

(1) Total number of unique customers who have successfully authenticated and logged into the mobile app at least once within the last 90 days. (2) Digital transactions represent online and mobile only; Non-digital transactions represent branches, contact centers and ATMs. (3) Transactions represent Consumer customer deposits, transfers, mobile deposits, fee refunds, withdrawals, payments, official checks, bill payments, and Western Union. Excludes ACH and Debit Card purchases/refunds. (4) Includes cross-channel sales capabilities through digital banker dashboard applications. Additional fraud controls in digital channels placed in 4Q23. (5) Includes digital and pre-approved credit card accounts opened. (6) J.D. Power 2024 U.S. Banking Online Satisfaction Study; among banks with $70B to $200B in deposits, which measures customer satisfaction with financial institutions' website experience for banking account management. Visit jdpower.com/awards for more details.

REGIONS | 17

Investments in Our Businesses

Investments in talent, technology and strategic acquisitions continue to pay off

GENERATING **Consistent Sustainable Long-term Performance**

Corporate

- **Growth in Real Estate Capital Markets** small balance revenue with increase of 42% in 4Q24 vs 3Q24
- **Increase in Clearsight & BlackArch revenue** of 30% & 70% respectively in 4Q24 vs 3Q24
- **Treasury Management** relationships increased **5.8%**[1] YoY driving another **record year for revenue in 2024**
- Ascentium Capital portfolio has grown 39% since acquisition; contributing to growth are transactions originated through **cross-marketing relationships** with the Commercial Bank & Branch network
- First to launch **VISA Commercial Pay Mobile**, an enhanced commercial card solution allowing clients to make easy & secure digital payments
- **Driving Small Business growth** with the installation of local Small Business Relationship Manager coverage across key opportunity markets

Consumer

- **Optimizing location and skill set** of our bankers to align talent depth with highest opportunity across key customer segments
- **Recruiting and Growing Mortgage Producers** in key growth markets by in incremental ~50 bankers
- Delivering on localized strategies leveraging key sponsorships and campus activations including **financial education workshops**
- **Mobile App** mobile users increased **2%** YoY; New Mobile App launch scheduled for first half of 2025
- Piloting an all-in-one servicing platform to strengthen **Customer Service** across all channels
- Raising the bar on industry leading **Customer Satisfaction**

Wealth

- **Strong** 4Q24 NIR, **up 8%** vs 4Q23
- December month-end Loan balances up **6%** YoY
- Relationship growth of **8%**[2]
- **93%** of Private Wealth clients rated their primary contact with **5 stars**
- HELOC utilization campaign resulted in **10%** of targeted clients increasing balances
- Regions Investment Management won the *Pension and Investments* **Best Place to Work** for the 4th consecutive year
- **Driving awareness** through national media appearances and paid digital campaigns, reaching millions of viewers

(1) Represents increase from November '23 to November '24. (2) Total Wealth Management Relationships as of November '23 from November '24.

REGIONS | 18

Hedging Strategy Update

Mostly "neutral" IRR position focusing on protecting margin & decreasing capital volatility

GENERATING **Consistent Sustainable Long-term Performance**

Asset Hedge Notional[1]



(Quarterly Avg)
(Annual Avg)
Receive-Fixed, Cash Flow Swaps - Loans
Pay-Fixed, Fair Value Swaps - AFS Securities
Net Asset Swap Position[2]
Cash Flow Collars - Loans[3]

as of 12/31/2024	4Q24	1Q25	2Q25	3Q25	2025	2026	2027	2028	2029	2030	2031
Receive-Fixed, Cash Flow Swaps - Loans	**$19.4B**	**$21.6B**	**$20.4B**	**$21.1B**	**$21.0B**	**$20.2B**	**$18.7B**	**$14.2B**	**$9.2B**	**$7.9B**	**$3.2B**
Pay-Fixed, Fair Value Swaps - AFS Securities	$0.8B	$2.3B	$2.3B	$2.3B	$2.3B	$2.3B	$2.0B	$1.7B	$1.4B	$0.6B	$0.6B
Net Asset Swap Position[2]	**$18.6B**	**$19.3B**	**$18.1B**	**$18.8B**	**$18.7B**	**$17.9B**	**$16.7B**	**$12.5B**	**$7.9B**	**$7.2B**	**$2.6B**
Cash Flow Swap Receive Rate[1]		**2.94%**	**2.99%**	**3.03%**	**3.00%**	**3.05%**	**3.15%**	**3.30%**	**3.56%**	**3.54%**	**3.61%**
AFS Fair Value Swap Pay Rate[1]		**3.96%**	**3.96%**	**3.96%**	**3.96%**	**3.95%**	**3.85%**	**3.83%**	**3.82%**	**3.75%**	**3.75%**
Cash Flow Collars - Loans[3]	**$1.5B**	**$2.0B**	**$2.0B**	**$2.0B**	**$2.0B**	**$2.0B**	**$2.0B**	**$1.0B**	**$0.0B**	**$0.0B**	**$0.0B**

4Q24 Asset Hedging Activity

Cash Flow Hedging - Hedges in place provide a well protected sensitivity profile through 2027. Focused on opportunistically adding protection in outer years

- Added $3.0B in forward-starting receive-fixed swaps (3.57%)
- Added $2.0B in spot-starting received-fixed swaps (3.78%)[4] to offset interest rate risk associated with fair value, AOCI hedges

Fair Value Hedging - Focused on decreasing AOCI volatility in the AFS portfolio

- Added $2.0B in pay-fixed swaps (3.86%)[4] with avg maturity in 2030

(1) Floating rate leg of swaps vs overnight SOFR. (2) Net Asset Swap Position equals Receive-Fixed Cash Flow Swaps - Loans *minus* Pay-Fixed Fair Value Swaps - AFS Securities. (3) Collars use short interest rate caps to pay for long interest rate floors; weighted avg. floor of 1.86%, weighted avg. cap of 6.22%. (4) Cash flow swaps typically have a different day count convention than fair value swaps, resulting in a lower fixed rate.

REGIONS | 19

20 • Portfolio constructed to protect against changes in market rates ◦ AFS+HTM duration of ~4.5 years as of 12/31/2024; provides offset to long-duration deposit book ◦ ~22% of securities in the portfolio are bullet-like (CMBS, corporate bonds, agency bullets, and USTs) ◦ MBS mix concentrated in less sensitive prepayment collateral types: lower loan balances, seasoning, and state-specific geographic concentrations • 98% US Government or Agency guaranteed ◦ ~$630M high quality, investment grade corporate bond portfolio is short-dated (<2.0 year duration) and well diversified across sectors and issuers ◦ The Agency CMBS portfolio is guaranteed by government agencies and is collateralized by mortgage loans on multifamily properties • 86% classified as Available-for-Sale; 14% Held-to-Maturity • Transferred $2B of AFS securities into HTM • Sold ~$700M of AFS securities, realizing $30M in pre-tax losses ◦ Proceeds were reinvested at higher current market yields; +2.2% above sales (~2.7yr payback) ◦ The portfolio mix, duration, and liquidity profile were largely unchanged (extended portfolio duration 0.04yrs) • Reinvestment of paydowns/maturities accretive to portfolio yield by ~1.8% (excludes reinvestment of sales proceeds) Agency/UST 8% Agency MBS 75% Agency CMBS 15% Corporate Bonds 2% Securities Portfolio Provides downside rate protection/liquidity Securities Portfolio Composition(1) $30.7B Securities AOCI Burn Down and Impact to CET1(2) AO CI L os s ( $M ) Cum ulative CET1 Im pact $2,027 $1,604 $1,276 $947 —% 0.34% 0.60% 0.87% AFS HTM Est. CET1 Impact YE 2024 YE 2025E YE 2026E YE 2027E $— $500 $1,000 $1,500 $2,000 $2,500 —% 0.25% 0.50% 0.75% 4Q24 Activity AFS, 86% HTM, 14% (1) Includes AFS securities, the $1.96B unrealized AFS loss, and HTM securities as of 12/31/2024. (2) Estimated Tax-Adjusted AOCI, current portfolio, market forward interest rates, and Risk Weighted Assets as of 12/31/2024. $30.7B

Securities Portfolio - Repositioning

Provides efficient use of capital/downside rate protection

GENERATING **Consistent Sustainable Long-term Performance**

Multiple, distinct securities repositioning strategies occurred in 2024

- Sold mostly shorter-duration agency CMBS
- Replaced with residential agency MBS with favorable prepayment protection/ profiles and higher market yields
- Maintained 4.5yr duration on otherwise naturally shortening portfolio

Rationale for Securities Repositioning

Efficient Capital Use

- Superior returns vs alternatives (including share repurchases)
- Capital neutral w/ full AOCI look through

Portfolio Management

- Provides flexibility for relative value decision making
- Replace short-duration bonds that provide little falling rate protection

Favorable Market

- High absolute market rates and a steepening yield curve enhance attractiveness

Repositioning Summary

Execution	$ Sold	Losses Realized	Purchase Yield - Sales Yield	Payback Period (1)	Duration Extension(2)
Q1 2024	$1.3B	$50M	1.9%	2.1yrs	0.15yrs
Q2 2024	$980M	$50M	2.4%	2.6yrs	0.07yrs
Q3 2024	$1.3B	$75M	2.6%	2.7yrs	0.18yrs
Q4 2024	$696M	$30M	2.2%	2.7yrs	0.04yrs
Total	**$4.3B**	**$205M**	**2.3%**	**2.5yrs**	**0.44yrs**

Annual NII Impact (1)

($ in Millions)



$43
$85
$70
2024
2025E
2026E
Q1
Q2
Q3
Q4

(1) NII estimate and payback assumptions use Market Forwards as of trade completion dates.
(2) Point in time impact; portfolio duration is naturally shortening and repositioning provides offset.

REGIONS | 21

22 0.96% —% 0.50% 1.00% 1.50% 2.00% 2.50% 0.49% —% 0.50% 1.00% 1.50% 2.00% Historical Credit Profile Non-Performing Loans Total Net Charge-Offs 1Q20 4Q24 4Q221Q20 4Q22 4Q24 • Non-Accrual and loss rate levels have reverted to historical pre-pandemic ranges as expected Average Pre-Pandemic 0.46% Average Pandemic 0.35% Average Pre-Pandemic 1.07% Average Pandemic 0.64% 1Q13 1Q13

Portfolios of Interest

GENERATING
Consistent Sustainable
Long-term Performance

Key Portfolio Metrics[1]	Office	Senior Housing[2]	Trucking
Commitments (CMT)	$1,546	$1,215	$1,941
Balances	$1,473	$1,077	$1,514
% of Total Loans	1.5%	1.1%	1.6%
Non-Performing Loans (NPL)	$241	$114	$105
NPL / Portfolio Loans	16.3%	10.6%	7.0%
NPL Paying Current	57.0%	54.8%	77.4%
Charge-offs	$32	$10	$35
Charge-offs / Loans	2.1%	0.8%	2.4%
ACL / Loans	7.5%	3.7%	5.4%
Commitment Reduction from Peak[3]	(53)%	(23)%	(10)%

Key Portfolio Actions Taken

- Regions continues to closely monitor and manage the higher risk and most rate sensitive parts of the portfolio
- Higher for longer interest rates will continue to place stress on borrowers, especially within these segments
- Enhanced quarterly credit servicing of these portfolios continues to occur with active portfolio management and dynamic rating determinations
- No new loan originations are being contemplated in the Office portfolio
- Client activity in the senior housing sector has been limited for several years as the portfolio has recovered from lows of 2020-2021 but signs of improvement have been observed with expected improvements to continue in 2025
- Continued focus on credit risk management of existing Trucking portfolio; maintaining proactive client outreach

(1) $ in Millions. Loan commitments and outstanding balances are as of December 31, 2024. Charge-off data reflects results for the 12 months ended December 31, 2024, annualized, based on average balances. (2) Senior Housing represents the CRE portfolio and excludes ~$147M in non-real estate commercial loans in the Senior Housing sector. (3) Represents current reduction in commitments from peak exposure between 06/30/2020 and 12/31/2024.

REGIONS | 23

Commercial Real Estate

(Outstanding balances as of December 31, 2024)

GENERATING **Consistent Sustainable Long-term Performance**

Highly Diversified Portfolio

(IRE including Unsecured CRE)



Other 1.7%
Hotel 5.1%
Healthcare 7.4%
Res. Homebuilders 7.1%
Retail 9.5%
Residential Land 0.4%
Office 9.6%
Apartments 28.6%
$15.3B
Data Center 2.2%
Self Storage 1.9%
Commercial Land 0.1%
Industrial 15.0%
Diversified 11.4%

Key Portfolio Metrics

- Unsecured loans for RE purposes generally have low leverage, with strong access to liquidity
  - 64% of REIT outstanding balances are investment grade or mapped to an IG risk rating, which provides loss insulation to the overall portfolio
  - Balance of remaining unsecured is primarily to institutional RE Funds backed by predominantly IG sponsors
- Total IRE (incl unsec. CRE) to Risk Based Capital[2]: 105% and Construction, Land, and Acq. & Dev. to Risk Based Capital: 19% are well below supervisory limits (300%/100%)

Yearly Loan Maturities



$3,000
$2,000
$1,000
$—
3%
32%
28%
24%
8%
4%
1%
Matured
2025
2026
2027
2028
2029
>5years
Multi-Family
Other Real Estate
Office
Total Real Estate

REITs within Total:



Diversified 20%
Data Center 4%
Apartments 5%
Office 4%
Hotel 12%
$5.2B
Retail 22%
Industrial 26%
Self Storage 5%
Other 2%

	$ in billions		% of Total Loans
Unsecured CRE *(incl. REITS)*	$	6.6	6.8 %
IRE		8.7	9.0 %
Total[1]	**$**	**15.3**	**15.8 %**

(1) Excludes $5.2B of Owner-occupied CRE whose source of repayment are individual businesses, and whose credit performance resembles Commercial during periods of stress. (2) Based off 09/30/2024 Risk Based Capital estimate. Supervisory limits in the December 2006 joint regulatory issuance "Guidance on Concentrations in Commercial Real Estate Lending, Sound Risk Management Practices".

REGIONS | 24

CRE- Office Portfolio

(Outstanding balances as of December 31, 2024)

GENERATING Consistent Sustainable Long-term Performance

Key Portfolio Metrics[1]	
Balances	$1,473
% of Total Loans	1.5%
NPL	$241
NPL / Loans	16.3%
Charge-offs	$32
Charge-offs / Loans	2.1%
ACL	$111
ACL / Loans	7.5%

Investor Real Estate Office Portfolio Overview



7%
93%
42%
58%
20%
80%
Class A
Class B
Multi-Tenant
Single Tenant
Suburban
Urban

ACL Rates		
Single Tenant	Multi Tenant	Miscellaneous[4]
4.0%	12.6%	2.4%

Ongoing Portfolio Surveillance

- Business Offices secured = 89% / unsecured = 11%
- WA LTV 69% (based on appraisal at origination or most recent received); Stressed WA LTV 85% using GreenStreet[2]
- 60% of secured outstanding IRE balances are located in the South of which 90% is Class A
- Investment Grade tenants make up 79% of Single Tenant IRE balances
- For Office loans maturing in the next 12 months, properties are 83% leased on average (83% occupied)
- $743M or approximately 50% of total Office balances will mature in the next 12 months[3]
- Rents have reduced slightly or remain flat from pre-COVID levels while capital costs (i.e., tenant improvements) and rent concessions are high, contributing to a substantial decline in net effective rents

(1) $ in Millions. Amounts include IRE and CRE Unsecured loans but exclude Held For Sale loans. Metrics represent 12/31/2024 results except for charge-offs, which reflects results for the 12 months ended December 31, 2024, annualized, based on average balances. NPL & ACL percentages are based on Portfolio totals. (2) Stressed LTV based on GreenStreet's Commercial Property Price Index as of January 7, 2025; applied the "Recent Peak" discount to properties where the latest appraisal is >1 year (36% discount); applied the "Past 12 Months" discount to properties where an appraisal occurred within the last year (1% discount). (3) Includes matured balances. (4) Comprised of REITs and business banking borrowers.

REGIONS | 25

Transportation - Trucking

(Outstanding balances as of December 31, 2024)

GENERATING
Consistent Sustainable
Long-term Performance

Key Portfolio Metrics[(1)]	
Balances	$1,514
% of Total Loans	1.6%
NPL	$105
NPL / Loans	7.0%
Charge-offs	$35
Charge-offs / Loans	2.4%
ACL	$82
ACL / Loans	5.4%

Ongoing Portfolio Surveillance

- The trucking industry enters 2025 showing positive signs with the stabilization of truckload capacity, firm growth in retail spending, and an expected uptick in industrial production
- While there is optimism for the industry, the recovery in 2025 is expected to be gradual
- Recent measures of freight demand remained mostly positive
- Our strategy remains primarily centered around larger, existing clients and slowing originations of smaller trucking deals at this point in the cycle

(1) $ in Millions. Metrics represent 12/31/2024 results except for charge-offs, which reflects results for the 12 months ended December 31, 2024, annualized, based on average balances. NPL & ACL percentages are based on Portfolio totals. Metrics are inclusive of the Ascentium portfolio. QoQ balance increase primarily due to an existing credit totaling ~$117 million being reclassed to Trucking better aligning the core collateral ; excluding this reclass, Trucking balances were down slightly QoQ.

REGIONS | 26

27 Consumer Lending Portfolio • Avg. origination FICO 757 • Current LTV 52% • 99% owner occupied • 4Q24 QTD NCO 0.00% • Avg. origination FICO 779 • Current LTV 36% • 60% of portfolio is 1st lien • Avg. loan size $34,788 • $137M to convert to amortizing or balloon during 2025 • 4Q24 QTD NCO (0.02%) • Avg. origination FICO 778 • Avg. new loan $15,785 • 4Q24 Yield 7.82% • 4Q24 QTD NCO 1.90% • Avg. origination FICO 772 • Avg. new line $8,029 • 4Q24 Yield 14.37% • 4Q24 QTD NCO 3.94% 4% 6% 5% 5% 10% 6% 8% 15% 9% 81% 67% 78% 2% 2% 2% Cons R/E secured Cons non-R/E secured Total consumer Not Available Above 720 620-680 Below 620 681-720 Consumer FICO Scores(1) (1) Refreshed FICO scores as of 12/31/2024. Consumer R/E secured balances comprise 77% of the Consumer portfolio while Consumer non-R/E balances comprise 23% of the Consumer portfolio. (2) Regions' Home Improvement Financing was formerly known as EnerBank. Residential Mortgage Consumer Credit Card Home Equity Home Improvement Financing(2)

28 $1,728 $56 $(5) $(50) $1,729 Allowance for Credit Losses 12/31/2024 • 4Q allowance essentially flat compared to the prior quarter, resulting in a $120M provision expense • A consistent ACL resulted from: ◦ Increases in Specific Reserve borrowers driven by non-performing loans in previously identified portfolios of interest ◦ Some improvement in the economic forecast and reductions in qualitative adjustments as more of the risk is captured in the model and Specific Reserves ($ in millions) 09/30/2024 Portfolio Changes Economic/ Qualitative Changes Specific Reserve Changes QoQ Highlights

29 Pre-R&S period 4Q2024 1Q2025 2Q2025 3Q2025 4Q2025 1Q2026 2Q2026 3Q2026 4Q2026 Real GDP, annualized % change 2.5% 2.2% 2.0% 2.3% 2.2% 1.9% 2.0% 1.9% 1.9 % Unemployment rate 4.2% 4.2% 4.3% 4.3% 4.2% 4.1% 4.1% 4.0% 3.9 % HPI, year-over-year % change 3.1% 2.6% 2.4% 1.8% 1.4% 1.5% 1.7% 1.9% 2.2 % CPI, year-over-year % change 2.6% 2.3% 2.3% 2.7% 2.6% 2.6% 2.5% 2.4% 2.3 % Base R&S Economic Outlook (As of December 2024) • A single, base economic forecast represents Regions’ internal outlook for the economy over the reasonable & supportable forecast period • Economic uncertainty is accounted for through qualitative adjustments to our modeled results • Management considered alternative internal and external forecasts to establish appropriate qualitative adjustments • Final qualitative adjustments included consideration of the allowance's sensitivity to economic uncertainties that reflected a 15-20% increase in the unemployment rate

30 As of 12/31/2024 Day 1 Ratios (in millions) Loan Balance ACL ACL/Loans Actual Proforma C&I $46,955 $581 1.24 % CRE-OO mortgage 4,841 108 2.22 % CRE-OO construction 333 9 2.75 % Total commercial $52,129 $698 1.34% 1.33% 1.32 % IRE mortgage 6,567 216 3.29 % IRE construction 2,143 31 1.47 % Total IRE $8,710 $247 2.84% 1.06% 1.06 % Residential first mortgage 20,094 106 0.53 % Home equity lines 3,150 86 2.73 % Home equity loans 2,390 27 1.12 % Consumer credit card 1,445 122 8.44 % Other consumer 896 65 7.26 % Total consumer $27,975 $406 1.45% 1.73% 1.43 % Sold/Acquired Portfolios(1) $7,913 $378 4.79% 5.92% 4.79 % Total $96,727 $1,729 1.79% 1.71% 1.61 % Allowance Allocation Regions "Day 1" CECL ACL ratio on 1/1/2020 was 1.71%. The company has executed a number of de-risking strategies that have improved the overall loan portfolio. Taking the 4Q24 loan portfolio and applying the "Day 1" ACL rates would produce a proforma Day 1 ACL ratio of 1.61%. (1) Sold portfolios since Day 1 CECL include SoFi, GreenSky and Auto. Acquired portfolios include Ascentium and EnerBank.

31 Management uses computations of earnings and certain other financial measures, which exclude certain adjustments that are included in the financial results presented in accordance with GAAP, to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the fee income ratio. Adjusted non-interest income (non-GAAP) and adjusted non-interest expense (non-GAAP) are used to determine adjusted pre-tax pre-provision income (non-GAAP). Net interest income (GAAP) on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the fee income and efficiency ratios. Net loan charge-offs (GAAP) are presented excluding adjustments to arrive at adjusted net loan-charge offs (non-GAAP). Adjusted net loan charge-offs as a percentage of average loans (non-GAAP) are calculated as adjusted net loan charge-offs (non-GAAP) divided by average loans (GAAP) and annualized. Regions believes that the exclusion of these adjustments provides a meaningful basis for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management. Tangible common shareholders’ equity, tangible common book value per share, and return on average tangible common shareholders' equity (ROATCE) ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the Company absent the effects of intangible assets and preferred stock. Analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common shareholders’ equity measure. Because tangible common shareholders’ equity, tangible common book value per share, and ROATCE are not formally defined by GAAP or prescribed in any amount by federal banking regulations they are currently considered to be non-GAAP financial measures and other entities may calculate them differently than Regions’ disclosed calculations. Adjustments to shareholders' equity include intangible assets and related deferred taxes and preferred stock. Additionally, adjustments to ROATCE include accumulated other comprehensive income. The Company also presents accumulated other comprehensive income excluding adjustments to arrive at adjusted accumulated other comprehensive income (non-GAAP). Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common shareholders’ equity, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis. CET1 is a capital adequacy measure established by federal banking regulators under the Basel III framework. Banking institutions that meet requirements under the regulations are required to maintain certain minimum capital requirements, including a minimum CET1 ratio. This measure is utilized by analysts and banking regulators to assess Regions’ capital adequacy. Under the framework, Regions elected to remove the effects of certain portions of AOCI in the calculation of CET1. Adjustments to the calculation prescribed in federal banking regulations are considered to be non-GAAP financial measures. Adjustments to CET1 include certain portions of AOCI to arrive at CET1 inclusive of AOCI (non-GAAP), which is a potential impact under recent proposed rulemaking standards. Since analysts and banking regulators may assess Regions’ capital adequacy using proposed rulemaking standards, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes selected items does not represent the amount that effectively accrues directly to shareholders. Management and the Board of Directors utilize non-GAAP measures as follows: • Preparation of Regions' operating budgets • Monthly financial performance reporting • Monthly close-out reporting of consolidated results (management only) • Presentation to investors of company performance • Metrics for incentive compensation Non-GAAP Information

32 Non-GAAP Reconciliation Adjusted Net Charge-Offs and Ratio For the Quarter Ended ($ amounts in millions) 12/31/2024 9/30/2024 6/30/2024 3/31/2024 12/31/2023 Net loan charge-offs (GAAP) $ 119 $ 117 $ 101 $ 121 $ 132 Less: charge-offs associated with the sale of loans — — — — 35 Adjusted net loan charge-offs (non-GAAP) $ 119 $ 117 $ 101 $ 121 $ 97 Net loan charge-offs as a % of average loans, annualized (GAAP) 0.49% 0.48% 0.42% 0.50% 0.54 % Adjusted net loan charge-offs as a % of average loans, annualized (non-GAAP) 0.49% 0.48% 0.42% 0.50% 0.39%

Non-GAAP Reconciliation

Pre-Tax Pre-Provision Income (PPI)

GENERATING
Consistent Sustainable Long-term Performance

($ amounts in millions)	Quarter Ended								
	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	4Q24 vs. 3Q24		4Q24 vs. 4Q23	
Net income available to common shareholders (GAAP)	**$ 508**	$ 446	$ 477	$ 343	$ 367	$ 62	13.9 %	$ 141	38.4 %
Preferred dividends and other (GAAP)	**26**	44	24	25	24	(18)	(40.9)%	2	8.3 %
Income tax expense (GAAP)	**123**	118	124	96	80	5	4.2 %	43	53.8 %
Income before income taxes (GAAP)	**657**	608	625	464	471	49	8.1 %	186	39.5 %
Provision for credit losses (GAAP)	**120**	113	102	152	155	7	6.2 %	(35)	(22.6)%
Pre-tax pre-provision income (non-GAAP)	**777**	721	727	616	626	56	7.8 %	151	24.1 %
Other adjustments:									
Securities (gains) losses, net	**30**	78	50	50	2	(48)	(61.5)%	28	NM
Leveraged lease termination gains, net	**—**	—	—	—	(1)	—	NM	1	100.0 %
FDIC insurance special assessment	**(2)**	(4)	4	18	119	2	50.0 %	(121)	(101.7)%
Salaries and employee benefits—severance charges	**10**	3	4	13	28	7	233.3 %	(18)	(64.3)%
Branch consolidation, property and equipment charges	**1**	—	1	1	3	1	NM	(2)	(66.7)%
Early extinguishment of debt	**—**	—	—	—	(4)	—	NM	4	100.0 %
Other miscellaneous expenses	**—**	—	(37)	—	—	—	NM	—	NM
Professional, legal and regulatory expenses	**—**	1	—	2	1	(1)	(100.0)%	(1)	(100.0)%
Total other adjustments	**39**	78	22	84	148	(39)	(50.0)%	(109)	(73.6)%
Adjusted pre-tax pre-provision income (non-GAAP)	**$ 816**	$ 799	$ 749	$ 700	$ 774	$ 17	2.1 %	$ 42	5.4 %

NM - Not Meaningful

REGIONS | 33

Non-GAAP Reconciliation

NII, Non-Interest Income/Expense, and Efficiency Ratio

GENERATING **Consistent Sustainable Long-term Performance**

($ amounts in millions)		Quarter Ended								
		12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	4Q24 vs. 3Q24		4Q24 vs. 4Q23	
Non-interest expense (GAAP)	**A**	**$ 1,038**	$ 1,069	$ 1,004	$ 1,131	$ 1,185	$ (31)	(2.9)%	$ (147)	(12.4)%
Adjustments:										
FDIC insurance special assessment		**2**	4	(4)	(18)	(119)	(2)	(50.0)%	121	101.7 %
Branch consolidation, property and equipment charges		**(1)**	—	(1)	(1)	(3)	(1)	NM	2	66.7 %
Salary and employee benefits—severance charges		**(10)**	(3)	(4)	(13)	(28)	(7)	(233.3)%	18	64.3 %
Early extinguishment of debt		**—**	—	—	—	4	—	NM	(4)	(100.0)%
Professional, legal and regulatory expenses		**—**	(1)	—	(2)	(1)	1	100.0 %	1	100.0 %
Other miscellaneous expenses		**—**	—	37	—	—	—	NM	—	NM
Adjusted non-interest expense (non-GAAP)	**B**	**$ 1,029**	$ 1,069	$ 1,032	$ 1,097	$ 1,038	$ (40)	(3.7)%	$ (9)	(0.9)%
Net interest income (GAAP)	**C**	**$ 1,230**	$ 1,218	$ 1,186	$ 1,184	$ 1,231	$ 12	1.0 %	$ (1)	(0.1)%
Taxable-equivalent adjustment		**13**	12	12	13	13	1	8.3 %	—	— %
Net interest income, taxable-equivalent basis	**D**	**$ 1,243**	$ 1,230	$ 1,198	$ 1,197	$ 1,244	$ 13	1.1 %	$ (1)	(0.1)%
Non-interest income (GAAP)	**E**	**585**	572	545	563	580	13	2.3 %	5	0.9 %
Adjustments:										
Securities (gains) losses, net		**30**	78	50	50	2	(48)	(61.5)%	28	NM
Leveraged lease termination gains		**—**	—	—	—	(1)	—	NM	1	100.0 %
Adjusted non-interest income (non-GAAP)	**F**	**$ 615**	$ 650	$ 595	$ 613	$ 581	(35)	(5.4)%	$ 34	5.9 %
Total revenue	**C+E=G**	**$ 1,815**	$ 1,790	$ 1,731	$ 1,747	$ 1,811	$ 25	1.4 %	$ 4	0.2 %
Adjusted total revenue (non-GAAP)	**C+F=H**	**$ 1,845**	$ 1,868	$ 1,781	$ 1,797	$ 1,812	$ (23)	(1.2)%	$ 33	1.8 %
Total revenue, taxable-equivalent basis	**D+E=I**	**$ 1,828**	$ 1,802	$ 1,743	$ 1,760	$ 1,824	$ 26	1.4 %	$ 4	0.2 %
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	**D+F=J**	**$ 1,858**	$ 1,880	$ 1,793	$ 1,810	$ 1,825	$ (22)	(1.2)%	$ 33	1.8 %
Efficiency ratio (GAAP)	**A/I**	**56.8 %**	59.3 %	57.6 %	64.3 %	65.0 %				
Adjusted efficiency ratio (non-GAAP)	**B/J**	**55.4 %**	56.9 %	57.6 %	60.6 %	56.9 %				
Fee income ratio (GAAP)	**E/I**	**32.0 %**	31.7 %	31.3 %	32.0 %	31.8 %				
Adjusted fee income ratio (non-GAAP)	**F/J**	**33.1 %**	34.6 %	33.2 %	33.9 %	31.8 %				

NM - Not Meaningful

REGIONS | 34

35 Non-GAAP Reconciliation Non-Interest Expense Twelve Months Ended December 31 ($ amounts in millions) 2024 2023 2022 2021 2020 2019 2018 2017 2016 Non-interest expense (GAAP) $ 4,242 $ 4,416 $ 4,068 $ 3,747 $ 3,643 $ 3,489 $ 3,570 $ 3,491 $ 3,483 Adjustments: FDIC insurance special assessment (16) (119) — — — — — — — Contribution to Regions Financial Corporation foundation — — (3) (10) — (60) (40) — Professional, legal and regulatory expenses (3) (1) (179) (15) (7) — — — (3) Branch consolidation, property and equipment charges (3) (7) (3) (5) (31) (25) (11) (22) (58) Expenses associated with residential mortgage loan sale — — — — — (4) — — Early extinguishment of debt 4 — (20) (22) (16) — — (14) Salary and employee benefits—severance charges (30) (31) — (6) (31) (5) (61) (10) (21) Acquisition expense — — — (1) — — — — Other miscellaneous expenses $ 37 Adjusted non-interest expense (non-GAAP) $ 4,227 $ 4,262 $ 3,886 $ 3,698 $ 3,541 $ 3,443 $ 3,434 $ 3,419 $ 3,387

36 Quarter Ended ($ amounts in millions) 12/31/2024 9/30/2024 6/30/2024 3/31/2024 12/31/2023 ADJUSTED CET1 RATIO Common Equity Tier 1(1) A $ 13,434 $ 13,185 $ 13,093 $ 12,913 $ 12,976 Adjustments: AOCI gain (loss) on securities(2) (2,024) (1,369) (2,298) (2,264) (2,064) AOCI gain (loss) on defined benefit pension plans and other post employment benefits (410) (437) (443) (447) (451) Adjusted Common Equity Tier 1 (non-GAAP) B $ 11,000 $ 11,379 $ 10,352 $ 10,202 $ 10,461 Total risk-weighted assets(1) C $ 124,493 $ 124,645 $ 125,682 $ 125,167 $ 126,475 Common Equity Tier 1 ratio(1)(3) A/C 10.8% 10.6% 10.4% 10.3% 10.3 % Adjusted Common Equity Tier 1 ratio (non-GAAP)(1)(3) B/C 8.8% 9.1% 8.2% 8.2% 8.3 % Non-GAAP Reconciliation Adjusted CET1- inclusive of AOCI(4) (1) Common equity Tier 1 as well as Total risk-weighted assets are estimated. (2) Represents AOCI on AFS and HTM securities (3) Amounts calculated based upon whole dollar values (4) Consistent with the proposed Basel III Endgame rules, AOCI for CF hedges remains excluded.

37 As of and for Quarter Ended ($ amounts in millions, except per share data) 12/31/2024 9/30/2024 6/30/2024 3/31/2024 12/31/2023 TANGIBLE COMMON RATIOS Shareholders’ equity (GAAP) A $ 17,879 $ 18,676 $ 17,169 $ 17,044 $ 17,429 Less: Preferred stock (GAAP) 1,715 1,715 1,659 1,659 1,659 Common shareholders' equity (GAAP) B 16,164 16,961 15,510 15,385 15,770 Less: Intangible assets (GAAP) 5,902 5,911 5,920 5,929 5,938 Deferred tax liability related to intangibles (GAAP) (126) (122) (119) (114) (112) Tangible common shareholders’ equity (non-GAAP) C $ 10,388 $ 11,172 $ 9,709 $ 9,570 $ 9,944 Total assets (GAAP) D $ 157,302 $ 157,426 $ 154,052 $ 154,909 $ 152,194 Less: Intangible assets (GAAP) 5,902 5,911 5,920 5,929 5,938 Deferred tax liability related to intangibles (GAAP) (126) (122) (119) (114) (112) Tangible assets (non-GAAP) E $ 151,526 $ 151,637 $ 148,251 $ 149,094 $ 146,368 Shares outstanding—end of quarter F 909 911 915 918 924 Total equity to total assets (GAAP) A/D 11.37% 11.86% 11.14% 11.00% 11.45 % Tangible common shareholders’ equity to tangible assets (non-GAAP) C/E 6.86% 7.37% 6.55% 6.42% 6.79 % Common book value per share (GAAP) B/F $ 17.77 $ 18.62 $ 16.94 $ 16.76 $ 17.07 Tangible common book value per share (non-GAAP) C/F $ 11.42 $ 12.26 $ 10.61 $ 10.42 $ 10.77 Non-GAAP Reconciliation Tangible Common Ratios

38 Forward-Looking Statements This presentation may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The words “future,” “anticipates,” “assumes,” “intends,” “plans,” “seeks,” “believes,” “predicts,” “potential,” “objectives,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “would,” “will,” “may,” “might,” “could,” “should,” “can,” and similar terms and expressions often signify forward-looking statements. Forward-looking statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, and because they also relate to the future they are likewise subject to inherent uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. Therefore, we caution you against relying on any of these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described below: • Current and future economic and market conditions in the United States generally or in the communities we serve (in particular the Southeastern United States), including the effects of possible declines in property values, increases in interest rates and unemployment rates, inflation, financial market disruptions and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions. • Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our businesses and our financial results and conditions. • Changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets (such as our portfolio of investment securities) and obligations, as well as the availability and cost of capital and liquidity. • Volatility and uncertainty about the direction of interest rates and the timing of any changes, which may lead to increased costs for businesses and consumers and potentially contribute to poor business and economic conditions generally. • Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and leases, including operating leases. • Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, credit loss provisions or actual credit losses where our allowance for credit losses may not be adequate to cover our eventual losses. • Possible acceleration of prepayments on mortgage-backed securities due to declining interest rates, and the related acceleration of premium amortization on those securities. • Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income. • Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, or the need to price interest-bearing deposits higher due to competitive forces. Either of these activities could increase our funding costs. • Possible downgrades in our credit ratings or outlook could, among other negative impacts, increase the costs of funding from capital markets. • The loss of value of our investment portfolio could negatively impact market perceptions of us. • Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our businesses. • The effects of social media on market perceptions of us and banks generally. • The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • Volatility in the financial services industry (including failures or rumors of failures of other depository institutions), along with actions taken by governmental agencies to address such turmoil, could affect the ability of depository institutions, including us, to attract and retain depositors and to borrow or raise capital. • Our ability to effectively compete with other traditional and non-traditional financial services companies, including fintechs, some of which possess greater financial resources than we do or are subject to different regulatory standards than we are. Forward-Looking Statements

39 • Our inability to develop and gain acceptance from current and prospective customers for new products and services and the enhancement of existing products and services to meet customers’ needs and respond to emerging technological trends in a timely manner could have a negative impact on our revenue. • Our inability to keep pace with technological changes, including those related to the offering of digital banking and financial services, could result in losing business to competitors. • The development and use of AI presents risks and challenges that may impact our business. • Our ability to execute on our strategic and operational plans, including our ability to fully realize the financial and nonfinancial benefits relating to our strategic initiatives. • The risks and uncertainties related to our acquisition or divestiture of businesses and risks related to such acquisitions, including that the expected synergies, cost savings and other financial or other benefits may not be realized within expected timeframes, or might be less than projected; and difficulties in integrating acquired businesses. • The success of our marketing efforts in attracting and retaining customers. • Our ability to achieve our expense management initiatives. • Changes in commodity market prices and conditions could adversely affect the cash flows of our borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair the ability of those borrowers to service any loans outstanding to them and/or reduce demand for loans in those industries. • The effects of geopolitical instability, including wars, conflicts, civil unrest, and terrorist attacks and the potential impact, directly or indirectly, on our businesses. • Fraud, theft or other misconduct conducted by external parties, including our customers and business partners, or by our employees. • Any inaccurate or incomplete information provided to us by our customers or counterparties. • Inability of our framework to manage risks associated with our businesses, such as credit risk and operational risk, including third-party vendors and other service providers, which inability could, among other things, result in a breach of operating or security systems as a result of a cyber-attack or similar act or failure to deliver our services effectively. • Our ability to identify and address operational risks associated with the introduction of or changes to products, services, or delivery platforms. • Dependence on key suppliers or vendors to obtain equipment and other supplies for our businesses on acceptable terms. • The inability of our internal controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts. • Our ability to identify and address cyber-security risks such as data security breaches, malware, ransomware, “denial of service” attacks, “hacking” and identity theft, including account take-overs, a failure of which could disrupt our businesses and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information, disruption or damage to our systems, increased costs, losses, or adverse effects to our reputation. • The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses, result in the disclosure of and/or misuse of confidential information or proprietary information, increase our costs, negatively affect our reputation, and cause losses. • The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries. • The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results. • Changes in laws and regulations affecting our businesses, including legislation and regulations relating to bank products and services, such as changes to debit card interchange fees, special FDIC assessments, any new long-term debt requirements, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, including as a result of the changes in U.S. presidential administration, control of the U.S. Congress, and changes in personnel at the bank regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • Our capital actions, including dividend payments, common stock repurchases, or redemptions of preferred stock, must not cause us to fall below minimum capital ratio requirements, with applicable buffers taken into account, and must comply with other requirements and restrictions under law or imposed by our regulators, which may impact our ability to return capital to shareholders. Forward-Looking Statements (continued)

40 • Our ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of our managerial resources due to the importance of such tests and requirements. • Our ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III capital standards), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition and market perceptions of us could be negatively impacted. • Our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of our products and services may be affected by changes in laws and regulations in effect from time to time. • Our ability to receive dividends from our subsidiaries, in particular Regions Bank, could affect our liquidity and ability to pay dividends to shareholders. • Fluctuations in the price of our common stock and inability to complete stock repurchases in the time frame and/or on the terms anticipated. • The effects of anti-takeover laws and exclusive forum provision in our certificate of incorporation and bylaws. • The effect of new tax legislation and/or interpretation of existing tax law, which may impact our earnings, capital ratios and our ability to return capital to shareholders. • Changes in accounting policies or procedures as may be required by the FASB or other regulatory agencies could materially affect our financial statements and how we report those results, and expectations and preliminary analyses relating to how such changes will affect our financial results could prove incorrect. • Any impairment of our goodwill or other intangibles, any repricing of assets or any adjustment of valuation allowances on our deferred tax assets due to changes in tax law, adverse changes in the economic environment declining operations of the reporting unit or other factors. • The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes and environmental damage (especially in the Southeastern United States), which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business. The severity and frequency of future earthquakes, fires, hurricanes, tornadoes, droughts, floods and other weather-related events are difficult to predict and may be exacerbated by global climate change. • The impact of pandemics on our businesses, operations and financial results and conditions. The duration and severity of any pandemic as well as government actions or other restrictions in connection with such events could disrupt the global economy, adversely affect our capital and liquidity position, impair the ability of borrowers to repay outstanding loans and increase our allowance for credit losses, impair collateral values and result in lost revenue or additional expenses. • The effects of any damage to our reputation resulting from developments related to any of the items identified above. • Other risks identified from time to time in reports that we file with the SEC. The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” in Regions’ Annual Report on Form 10-K for the year ended December 31, 2023 and in Regions’ subsequent filings with the SEC. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible to predict all of them. We assume no obligation and do not intend to update or revise any forward-looking statements that are made from time to time, either as a result of future developments, new information or otherwise, except as may be required by law. Regions’ Investor Relations contact is Dana Nolan at (205) 264-7040; Regions’ Media contact is Jeremy King at (205) 264-4551. Forward-Looking Statements (continued)